Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Endologix, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-214537, 333-206208, 333-190393, 333-187258, 333-168465, 333-160317, 333-152774, 333-136370, 333-122491, 333-114465, 333-52482, 333-72531, 333-59305, 333-42161, and 333-07959) on Form S-8, and (Nos. 333-207615, 333-181762, 333-171639, 333-159078, 333-133598, 333-107286, 333-35343, 333-33997, 333-71053, 333-52474, 333-90960, 333-126710, and 333-114140) on Form S-3 of Endologix, Inc. of our reports dated March 1, 2017, with respect to the consolidated balance sheets of Endologix, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Endologix, Inc.
Our report dated March 1, 2017, on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states Endologix, Inc. acquired TriVascular Technologies, Inc. on February 3, 2016, and management excluded from its assessment of the effectiveness of Endologix, Inc.’s internal control over financial reporting as of December 31, 2016, TriVascular Technologies, Inc.’s internal control over financial reporting associated with 5% of total assets and 2% of total net sales included in the consolidated financial statements of Endologix, Inc. and subsidiaries as of and for the year ended December 31, 2016. Our audit of internal control over financial reporting of Endologix, Inc. also excluded an evaluation of the internal control over financial reporting of TriVascular Technologies, Inc.

/s/ KPMG LLP

March 1, 2017
Irvine, California